EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503, No. 333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No. 333-55068, No. 333-61822, No. 333-62604, No. 333-74890, No. 333-96663, No. 333-104532, No. 333-104533, No. 333-105059, No. 333-107778, No. 333-112514, No. 333-115638, and No. 333-115639) and the Registration Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-83934, No. 333-100337, No. 333-100399, No. 333-100400, No. 333-101041, No. 333-105060, No. 333-107191, No. 333-107776, No. 333-107777, No. 333-108560, No. 333-109593, No. 333-112783, No. 333-118687, and 333-120548) of our report dated March 12, 2004, with respect to the consolidated financial statements of Zix Corporation for the years ended December 31, 2003 and 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Dallas, Texas	/s/ Ernst & Young LLP
March 28, 2005